Exhibit 24

POWER OF ATTORNEY

(Form S-4)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Lubben and William W. McGuire, M.D., his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute a Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933, as amended, of the common stock of UnitedHealth Group Incorporated (the “Company”) issuable pursuant to that certain Agreement and Plan of Merger, dated as of July 6, 2005, by and among the Company, Point Acquisition LLC and PacifiCare Health Systems, Inc., and any and all pre- and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: August 2, 2005

/S/ WILLIAM W. MCGUIRE, M.D.	/S/ DOUGLAS W. LEATHERDALE
William W. McGuire, M.D. Chairman and Chief Executive Officer (principal executive officer)	Douglas W. Leatherdale Director

/S/ PATRICK J. ERLANDSON	/S/ MARY O. MUNDINGER
Patrick J. Erlandson Chief Financial Officer (principal financial and accounting officer)	Mary O. Mundinger Director

/S/ WILLIAM C. BALLARD, JR.	/S/ ROBERT L. RYAN
William C. Ballard, Jr. Director	Robert L. Ryan Director

/S/ RICHARD T. BURKE
Richard T. Burke Director	Donna E. Shalala Director

/S/ STEPHEN J. HEMSLEY	/S/ WILLIAM G. SPEARS
Stephen J. Hemsley Director	William G. Spears Director

/S/ JAMES A. JOHNSON	/S/ GAIL R. WILENSKY
James A. Johnson Director	Gail R. Wilensky Director

/S/ THOMAS H. KEAN
Thomas H. Kean Director